UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2006

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 31, 2006, Hovnanian Enterprises, Inc. entered into an amended and restated unsecured Revolving Credit Agreement (“Agreement”) with a group of lenders.  The Agreement replaced the Company’s prior Revolving Credit Agreement and increased the revolving credit line from $1.2 billion to $1.5 billion and extended the maturity through May 2011.  The facility contains an accordion feature under which the aggregate commitment can be increased to $2 billion subject to the availability of additional commitments.  Loans under the Agreement will bear interest at various rates based on (1) a base rate determined by reference to the higher of (a) PNC Bank, National Association's prime rate and (b) the federal funds rate plus ½% or (2) a margin ranging from 0.65% to 1.50% per annum, depending on the Company's Leverage Ratio, as defined in the Agreement, and the Company's debt ratings plus a libor-based rate for a one, two, three or six month interest period as selected by the Company.  In addition, the Company pays a fee ranging from 0.15% to 0.25% per annum on the unused portion of the revolving credit line, depending on its Leverage Ratio and its debt ratings and the average percentage unused portion of the revolving credit line.

The Agreement has terms that are substantially similar to the terms of the facility it replaced, including customary covenants that restrict the Company and certain of its subsidiaries’ ability to incur additional indebtedness, pay dividends on and redeem capital stock, make other restricted payments, make investments, and enter into consolidations, mergers and transfers of all or substantially all of its assets.  The Agreement also requires the Company to stay within specified financial ratios.  The Company is currently in compliance and intends to maintain compliance with these covenants and financial ratios.  The Agreement contains customary events of default which would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Agreement or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

Each of the Company’s significant subsidiaries, except for its financial services subsidiaries, joint ventures and certain other subsidiaries, is a guarantor under the Agreement.  Borrowings under the Agreement may be used for general corporate purposes.

The new facility is led by Wachovia Capital Markets, LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Runners.  PNC Bank, National Association is Administrative Agent, Bank of America, N.A. and Wachovia Bank, National Association are Syndication Agents, and JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland plc are Documentation Agents.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.                                              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Sixth Amended and Restated Credit Agreement, dated May 31, 2006.

Exhibit 10.2	Amended and Restated Guaranty and Suretyship Agreement, dated May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

	By:	/s/	J. Larry Sorsby
		Name:	J. Larry Sorsby
		Title:	Executive Vice President and
Chief Financial Officer
Date: June 6, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 10.1	Sixth Amended and Restated Credit Agreement, dated May 31, 2006.

Exhibit 10.2	Amended and Restated Guaranty and Suretyship Agreement, dated May 31, 2006.